D E  V I S S E R  G R A Y

CHARTERED ACCOUNTANTS

401 - 905 West Pender Street

Vancouver, BC Canada

V6C 1L6

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the initial registration statement of Alamos Gold Inc. (formerly Alamos Minerals Ltd.) on Form 20-F of our report dated May 14, 2003 in connection with our audits of the consolidated financial statements of that company as at December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002, which report is included in the Form 20-F.

“De Visser Gray”

CHARTERED ACCOUNTANTS

Vancouver, BC

June 27, 2003